UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2016

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

404I-T Hadley Road
S. Plainfield, New Jersey 07080
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On July 27, 2016, Majesco Entertainment Company (the “Company”) filed a certificate of amendment (the “Amendment”) to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in order to effectuate a reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share on a one (1) for six (6) basis, effective on July 29, 2016 (the “Reverse Stock Split”).

The Reverse Stock Split will be effective with The NASDAQ Capital Market (“NASDAQ”) at the open of business on August 1, 2016. The par value and other terms of Company’s common stock were not affected by the Reverse Stock Split. The Company’s post-Reverse Stock Split common stock has a new CUSIP number, 560690 406. The Company’s transfer agent, Equity Stock Transfer LLC, is acting as exchange agent for the Reverse Stock Split.

As a result of the Reverse Stock Split, every six shares of the Company’s pre-Reverse Stock Split common stock will be combined and reclassified into one share of the Company’s common stock. No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to a fractional share shall receive a cash payment in an amount equal to the product obtained by multiplying (i) the closing sale price of our common stock on the business day immediately preceding the effective date of the Reverse Stock Split as reported on NASDAQ by (ii) the number of shares of our common stock held by the stockholder that would otherwise have been exchanged for the fractional share interest.

As previously disclosed in the Company's Current Report on Form 8-K filed on May 26, 2016, on May 10, 2016 at the Company’s Annual Meeting of Stockholders, the holders of a majority of the outstanding shares of the Company’s voting capital approved an amendment to the Company’s Restated Certificate of Incorporation to effectuate a reverse split of the Company’s issued and outstanding common stock at a ratio of not less than 1 for 3 and not more than 1 for 10, at any time prior to May 10, 2017, with the exact ratio to be determined by the Board at its sole discretion. The Reverse Stock Split ratio of one (1) for six (6) was approved by the Company’s Board of Directors on July 21, 2016.

A copy of the Amendment is attached to this Current Report as Exhibit 3.1 and is incorporated by reference herein.

ITEM 8.01 OTHER EVENTS

On July 29, 2016, the Company issued a press release announcing the Reverse Stock Split. The full text of the press release issued in connection with the announcement is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation, dated July 28, 2016
99.1	Press release dated July 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

Dated: July 29, 2016	/s/ John Stetson
John Stetson
Chief Financial Officer